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                                                                    EXHIBIT 23.1

              Independent Auditors' Report on Schedule and Consent

The Board of Directors
CardioDynamics International Corporation:


The audits referred to in our report dated January 22, 2002 included the related financial statement schedule as of November 30, 2001 and for each of the years in the three-year period ended November 30, 2001, included in the 2001 Annual Report on Form 10-K. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

We consent to incorporation by reference in registration statements No. 333-40969, No. 333-38920, 333-38922 and 333-70902 on Form S-8 and Nos.
333-31275, 333-65331, 333-69669, 333-69663, 333-69659, 333-86475, 333-88311,
333-88307, 333-88309, 333-31702, 333-44226, 333-66396, 333-69456, 333-69462,
333-69458 and 333-70916 on Form S-3 of CardioDynamics International Corporation of our report dated January 22, 2002, relating to the balance sheets of CardioDynamics International Corporation as of November 30, 2001 and 2000, and the related statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended November 30, 2001, and the financial statement schedule, which reports appear in the November 30, 2001, annual report on Form 10-K of CardioDynamics International Corporation.



/s/ KPMG LLP


San Diego, California
February 27, 2002